EXHIBIT 10.1

            CONTRACT OF RENT OF NON-RESIDENTIAL PREMISES NO. 30/05-2

St.Petersburg

                                      May 30, 2005

Closed Joint Stock Company MDC-2000, hereinafter refereed to as the "Lessor" represented by Anatoly M. Vlasjuk, General Director, acting based on its Charter, and Representation office of IPORUSSIA, Inc., hereinafter refereed to as a "Lessee" represented by Vladimir F. Kuznetsov, Director of Representation office, acting based on Regulations on Representation Office and on the Power of Attorney of January 04, 2005; that are referred hereinafter together to as the "Parties", have signed this Contract to the following:

                           1. SUBJECT OF THE CONTRACT

1.1. The Lessor undertakes to transfer to the Lessee for payment for temporary use non-residential premises with the total area of 36 (thirty six) square meters, that are located on the 4th floor of the building (hereinafter referred to as the "Building" ) at 65-A 4th Linija of Vassilievsky Ostrov, St.Petersburg (hereinafter referred to as the "Premises") - all in terms and conditions as per this given Contract. A copy of the floor plan with marked location of the Premises is provided in Exhibit 1, which is an integral part of this Contract.
1.2. The Lessor guarantees that by the date of signing of this Contract he has the rights of ownership for the Building in accordance with the certificate of the State Registration of Ownership Rights (copy) - registration number 78-01-304/2002-603 of January 05, 2003 - and has the right to lease the Premises.

                                2. TERM OF LEASE

2.1. The term of lease under this Contract is from June 01, 2005 till May 25, 2006, inclusive.
2.2. This Contract may be extended by mutual agreement of the Parties. The Party that desires to extend the Contract shall notify in writing the other Party within not less then 30 (thirty) calendar days before expiration date of this Contract. The other Party shall reply to the proposal within 14 (fourteen) days. Extension of the Contract shall be finalized by Supplement Contract.
3. Legal Obligations of the Parties
3.1. The Lessor obligates to the following:
3.1.1. Not less then in 3 days after the Contract becomes effective shall transfer the Premises to the Lessee with execution of the Acceptance Report - provided that the Lessee has made the first payment in accordance with paragraph
4.5.1 of the Contract.
3.1.2. Shall provide to the Lessee the possibilities of use of the Premises' infrastructure: power supply, water supply, heating, sewerage (utilities).
3.1.3. Shall provide for the Lessee with the access to the Building over the time that shall be approved by the Parties.
3.1.4. Shall provide for cleaning of public areas of the Building.
3.1.5. In case of emergencies with communications, Building structure that occurred not for the fault of Lessee shall act to eliminate to emergencies' causes at his own cost.
3.1.6. Shall conduct capital repairs of the Building as it is necessary.
3.1.7. Not later then 30 (thirty) days shall notify the Lessee on the termination of the Contract as it expires and shall accept the premises with issuing of appropriate report.

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3.2. The Lessee obligates to the following:
3.2.1. Shall utilize the Premises exclusively to locate permanent executive bodies of the Lessee and his employees to execute their obligations and job functions; as well to locate furniture, equipment and hardware that are required for successful execution of the mentioned obligations and functions. Productions facilities are prohibited to be located in the Premises.
3.2.2. The Premises shall be kept in appropriate order in accordance with sanitary, fire-protection and other rules and regulations; provide for technical maintenance of the Premises at its own cost. 3.2.3. Shall not damage the Building, its constructions and communications. In case of such a damage, the Lessee shall oblige to reimburse the Lessor all losses incurred. Shall immediately inform the Lessor on any damage, failures, accidents or other event that already incurred (or is expected to incur) damages to the premises and to the Building as the whole; shall expediently undertake all possible measures to prevent the threat, further damage or destruction both of the Premises and of the Building.
3.2.4. Shall not undertake any alterations and reconfigurations of the Premises without preliminary written consent of the Lessor. In case when the Lessor shall find out unauthorized alterations, inconsistency of the walls, partitions and/or of the floor structures, alterations and/or construction of engineering networks, that distort initial view of the Premises - these shall be eliminated by the Lessee; the Premises being restored to original state at the cost of Lessee in the time frame that shall be prescribed by the Lessor.
3.2.5. Shall ensure protection of engineering networks, communications and equipment in the Premises.
3.2.6. Shall not install (connect and/or use) household electric appliances and machines that have the power that exceeds technologic possibilities of the internal eclectic power supply network; additional sections of the heating system; control valves; household appliances and equipment that lack technical certification permits and are not conforming to safety and sanitary regulations
- without prior consent of the Lessor.
3.2.7. Lessee's employees and visitors are permitted to smoke in the appropriate designated areas only.
3.2.8. Shall not use the heating water in the heating system (decanting water from the system).
3.2.9. Shall limit within the Premises any noise and odors, that are not conforming to the sanitary and hygienic regulation for this type of Premises and the Building as the whole.
3.2.10. shall not attach (install) any signs and marks in th Premises - that are visible form the outside - without prior written consent of the Lessor.
3.2.1. Shall allow entrance to the Premises at the approved by the Parties time, authorized by the Lessor persons that shall inspect the execution of the terms and conditions of this Contract and shall perform regular maintenance. Authorized by the Lessor persons and emergency crews shall be allowed to enter the Premises at any time to deal with failures of engineering networks and communications.
3.2.12. Shall abide by the rules regulating the access to the Building where the Premises are located, as well as Internal Rules that are approved by the Lessor.
3.2.13. The public areas of the Building shall be used exclusively in accordance with their purposes.
3.1.14. Shall not store in the premises flammable, toxic, explosive and poisonous materials.
3.2.15. Shall not sub-lease Premises (or their parts) without written consent of the Lessor.
3.2.16. Without prior written consent of the Lessor shall not assign Lessee rights and obligations to the third parties; shall not provide the premises for free use to the third parties; to tail the leasing rights before the third parties (shall not bail the rights of lease, shall not contribute the rights of lease into the shareholders capital of companies or as the equity contribution in production cooperative entity). In case of breach of this paragraph, the Lessor has the rights to require the fee at the amount of 0.25% of annual lease rate for each of the day that unauthorized entities are located in the premises.
3.2.17. Shall timely make lease payments as well as payments for additional services that are provided by the Lessor and are accepted by the Lessee.
3.1.18. Not less then 30 (thirty) calendar days before expiration of the Contract notify the Lessor in writing on intentions to prolong the Contract for the new term; or of the desire to terminate the Contract.

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3.2.19.  No later then 30  (thirty)  calendar  days prior to  expiration  of the
Contract, or after 5 (five) calendar days after the date of receipt of the Lessor's notification about refusal to execute this Contract, or the Lessor's intentions to terminate this Contract ahead of schedule, - the Lessee shall permit the representatives of the Lessor to show the Premises to potential lessees - at the approved by the parties time.
3.2.20. within 3 (three) calendar days from the date of termination of this Contract the Lessee shall return to the Lessor the premises in the state that was originally received - with execution of the Acceptance Report, that shall be signed by authorized persons from both Parties - this shall be an integral part of this Contract. The lessee shall return to the security service the passes that were issued to the employees.
3.2.21. Within 3 (three) calendar days from the date of signing of this Contract the Lessee shall provide the Lessor with the names of the persons that are authorized to interact with the Lessor during execution of this Contract
(including their right to sign appropriate documents - acceptance reports, notifications, protocols, etc.).
3.2.22. Shall abide and provide for obedience in the Premises of existing fire rules and regulations, as well as requirements of sanitary services.

                       4. LEASE FEE AND TERMS OF PAYMENTS

4.1.The lease fee under this Contract is determined as the lease rate of the area unit multiplied by the leased area. The lease fee under this Contract includes payments for the communal services, for the protection of the Building, for the cleaning of the public areas of the Buildings. It deos not include the payments for telephone services. The cleaning of the leased Premises may be done at the request of the Lessee at the Lessee's cost.
4.2. A unit is equal to the US dollar converted to rubles at the exchange rate of the Central Bank of Russia as of the date of payment by the Lessee.
4.3. The lease fee for 1 (one) square meter of the leased area is 25 units, VAT of 18% included.
4.4. The lease payment under this Contract constitutes annually 10,800 (ten thousand eight hundred) units, VAT of 18% included. A monthly payment constitutes 900 (nine hundred) units, VAT of 18% included.
4.5. The lease payment shall be paid by the Lessee in the following order:
4.5.1. the first payment shall be made for the first and last months of the lease and constitutes 1,800 (one thousand and eight hundred) units (900 units - for the first month of lease, 900 units - for the last month). The first payment shall be made by the Lessee within three days from the date of commencement of this Contract.
4.5.2. the second and subsequent payments shall be made for the next lease month by advance payment, monthly, before the 5 (fifth) day of the month to be paid. This is the last day when the Lessee is allowed to present to the Lessor a copy of the bank certificate with the stamp of the bank that the payment was made. If the mentioned date falls on the weekend or holiday, then the last day of presentation of bank certificate shall be the last business day before the weekend or holiday.
4.6. The lease fee shall be made by the Lessee via banking transfer to the account of the Lessor.
4.7. The date of the payment shall be the date of writing off the cash assets from the account of the Lessee.
4.8. The Lessee, upon approval with the Lessor, has the right to make prepayment for any term of the lease.
4.9. In case when the Lessee ails to make a timely payment for the next period, mentioned in the paragraph 4.5. of this Contract, for more then 10 (ten) calendar days, or the Lessee makes lease payments untimely for more then two times in a row during the term of execution of this Contract, the Lessor shall have the right to require from the Lessee to make upfront payment for two months.

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                                  5. COVENANTS

4.10. If there would be any penalties or fees in favor of third parties (communal services, fire-fighting units, sanitary inspections, etc.) that resulted in the Lessee's activities, then the Lessee shall compensate the Lessor within 10 (ten) banking days.
5.1. All reconstructions, renovations and improvements of the Premises that shall be done by the Lessee at his expense with written consent of the Lessor, that cannot be detached without any harm to the Premises, shall be the property of the Lessor. In case when the Lessee made (with the consent of the Lessor) such improvements of the Premises at his own cost - provided that these improvements can be detached without any harm to the Premises - then these improvements shall be the property of the Lessee.
5.2. All expenses associated with preparation of the Premises to the following lease (i.e. refurbishment, touch-up painting, change of the worn out elements of the interior, etc.) in accordance with the terms of paragraph 3.2.20 of this Contract shall be paid by the Lessee.
5.3. Based on the conditions that are stipulated by the current legislature of the Russian Federation, the Lessor shall have the right at any time unilaterally terminate this Contract with a written notification of the Lessee. Herewith this Contract shall terminate by 30 (thirty) calendar days since the date of Lessor's dispatch of notification to the Lessee.
5.4. During the term of this Contract, as the the improvements of the Building's interior shall be made, and considering the changes in financial and economic situation in the country, the increase of the communal services and electric power supply rates, the lease fee may be increased unilaterally by the Lessor, but no more then for 25% a year. The Lessor shall notify the Lessee on his intentions to increase the lease rate no later then 30 (thirty) days prior to its implementation.
5.5. In case of early termination of Contract - not less then a month prior to the end of its term - the pre-payment that was made by the Lessee at the signing of the Contract, shall be se off as the payment for the actual lease of the Premises.

                       6. RESPONSIBILITIES OF THE PARTIES

6.1. In case of non-compliance or improper execution of the Contract by the Lessee in form of undue payments of the lease fees, the Lessee shall pay to the Lessor delinquency charge at the rate of 0.5% (zero point five percent) of the amount that was not paid or paid in undue manner - for each day of delinquency, beginning from the first day of delinquency, following the day, stated in paragraph 4.5.2. of the Contract.
6.2. In case when the Lessee, after termination of the Contract fails to free the premises in terms that are stated in paragraph 3.2.20 of this Contract, the Lessee shall pay to the Lessor the lease fee for its occupation of the Premises plus the penalty equal to the monthly fee.
6.3. In case when, at the date of termination of this Contract, the Lessee has accumulated the debt before the Lessor (unpaid lease fee, unpaid delinquency charges, etc.), the Lessor shall have the right to withhold the property of the Lessee that is located in the Premises - up to the date when the Lessee shall fully overtake arrears. In case when the Lessee shall not overtake arrears within 5 five) banking days since the date of termination of this Contract, the Lessor shall have the right to meet his requirements from the value of the property withheld through court procedures.
6.4. Delinquency charges that are stipulated by this Contract shall not be counted as the part of the losses incurred by the Lessor as the result of non-compliance or improper execution of the Contract by the Lessee. The losses shall be reimbursed by the Lessee in full amount without any consideration of delinquency charges, stipulated in this Contract.
6.5. Each of the Parties shall have the right for reimbursement caused by non-compliance or improper execution of the Contract by the other Party in accordance with the legislation of the Russian Federation.

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                          7. DISPUTES AND ARBITRATIONS

7.1. The parties shall strive to resolve all disputes and disagreements that may result out of this Contract, or in association with it, by negotiations.
7.2. In case when disputes and disagreements cannot not be settled by negotiations, they shall be resolved by the Arbitration Court of St.Petersburg and Leningrad Oblast.

                                8. FORCE-MAJEURE

8.1. The Parties are exempted from liabilities for partial or total non-compliance or for improper execution of responsibilities under this Contract in cases when this improper execution was the result of force-majeure, i.e. emergency and inevitable conditions, that have arisen after this Contract was singed; the Party that performed improper execution could not foresee or prevent these conditions y reasonable methods (force-majeure).
8.2. When the circumstances mentioned in paragraph 8.1. occur, the Party that has incurred improper execution of this Contract, shall within the shortest time possible notify in writing the other Party with the appropriate evidence attached.

                                9. FINAL ARTICLES

9.1. All alterations and changes of this Contract shall be in writing only and signed by the authorized representatives of the Parties.
9.2. In case when one of the terms of this Contract shall be found void, this shall not affect validity of other terms.
9.3. The Parties shall notify in writing each other on the changes of their legal addresses, phone and fax numbers no later then 5 (five) days since the day of change.
9.4. All issues that are not mentioned in this Contract are subject to the applicable law of the Russian Federation.
9.5. This Contract is executed in St.Petersburg in two authentic copies that are equally legally binding - one copy per each Party. 9.6. All exhibits to this Contract after their signing shall be integral part of the Contract.

                             10. ADDITIONAL ARTICLES

10.1. The access to the Building is regulated by the Lessor.

                BANKING PARTICULARS AND SIGNATURES OF THE PARTIES

--------------------------------------------------- -- ------------------------------------------------------
THE LESSOR                                             THE LESSEE
--------------------------------------------------- -- ------------------------------------------------------
MDC-2000 JSC                                           Representation Office of IPORUSSIA, Inc.
                                                       Legal Address; 10 Seslavinskaya Street, Moscow,
                                                       121309
--------------------------------------------------- -- ------------------------------------------------------
65-A 4th Linija V.O.                                   Location Address: 57, 3rd Pavlovsky Pereulok
St.Petersburg, 199048 Russia                           M-STYLE OFFICE CENTER, suite 116
--------------------------------------------------- -- ------------------------------------------------------
Phone: 323-9119, fax: 323-91-18
--------------------------------------------------- -- ------------------------------------------------------
--------------------------------------------------- -- ------------------------------------------------------
INN 7801090584                                         INN 9909158810 KPP 774751001
ACCNT 40702810900060063701 IN ST.PETERSBURG
BRANCH OF JSCB PROMSVIAZBANK
CORR ACCNT 30101810300000000714
BIK 04403-714 OKPO 46883217
OKONH 91620, 51500

General Director of JSC MDC-200                        Director of Representation Office of IPORUSSIA, Inc.

 /s/ A.M.Vlasjuk                                       /s/ Vladimir F. Kuznetsov
--------------------------------------------------- -- ------------------------------------------------------

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                                                                   EXHIBIT NO. 1
                                            TO THE CONTRACT OF RENT NO. 30/05-02
                                                                 OF MAY 30, 2005

Closed Joint Stock Company MDC-2000 presents the floor map of the premises of the total area of 36 (thirty six) square meters, located at the third floor of the building at the following address: 65-A 4th Linija of V.O., St.Petersburg - that are leases in accordance with the Contract of Rent No. 30/05-02 of May 30, 2005

                            SIGNATURES OF THE PARTIES

By Lessor                                          By: Lessee
/s/ A.M.Vlasjuk                                    /s/ Vladimir F. Kuznetsov


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                                                                   EXHIBIT NO. 2
                                            TO THE CONTRACT OF RENT NO. 30/05-02
                                                                 OF MAY 30, 2005


ACCEPTANCE REPORT
Of Non-Residential Premises

Closed Joint Stock Company MDC-2000, hereinafter refereed to as the "Lessor" represented by Anatoly M. Vlasjuk, General Director, acting based on its Charter, and Representation office of IPORUSSIA, Inc., hereinafter refereed to as a "Lessee" represented by Vladimir F. Kuznetsov, Director of Representation office, acting based on Regulations on Representation Office and on the Power of Attorney of January 04, 2005 have concluded this Acceptance Report (hereinafter referred to as the "Report") based on the Contract of Rent No. 30/05-02 of May 30, 2005 (hereinafter referred to as the "Contract"), to the following:

1. The Lessor submitted and the Lessee accepts into lease office space with the general area of 36 (thirty six) square meters in accordance with the floor map (Exhibit 1), that are located in the building at the address: 65-A 4th Linija of V.O., St.Petersburg.
The premises is in condition of the finished refurbishment with a new system of central heating, with the frames of the windows changed to double-glazed windows, with the new installed doors, painty walls, with properly functioning electric wiring. As the means of illumination the luminescent light fittings are used, in the second room 5 (five) wall brackets each with two frosted dome lights; a new grey linoleum is on the floor without any defects.
A cleaning ahs been done in the premises. The Lessee has no objections as to the current state of the premises.

2. This Acceptance Report is made in two copies that are equally binding - one copy for each party.

                            SIGNATURES OF THE PARTIES

By Lessor                                          By: Lessee
/s/ A.M.Vlasjuk                                    /s/ Vladimir F. Kuznetsov


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